POWER OF ATTORNEY
		FOR SECTION 16 AND EU MARKET ABUSE REGULATION FILINGS

	Know all by these presents that the undersigned hereby constitutes and appoints each of Courtenay Birchler and Connor Kuratek signing singly, his or her true and lawful attorney-in-fact to:

	(1)	execute for and on behalf of the undersigned Forms 3, 4
		and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

	(2)	do and perform any and all acts for and on behalf of the
		undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 or 5 and the timely filing of such form with the United States Securities and Exchange Commission and any other authority; and

	(3) 	do and perform any and all acts for and on behalf of the
		undersigned which may be necessary or desirable to comply with the responsibilities of the undersigned as set out in the EU Market Abuse Regulation (2014/596/EU), namely the requirement to file all necessary forms relating to share dealing with the Financial Conduct Authority in the United Kingdom; and

	(4)	take any other action of any type whatsoever in connection
		with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

	The undersigned hereby grants to each such attorney-in-fact full power
	and authority to do and perform each and every act and thing whatsoever
	requisite, necessary and proper to be done in the exercise of any of
	the rights and powers herein granted, as fully to all intents and purposes
	as the undersigned might or could do if personally present, with full power
	of substitution or revocation, hereby ratifying and confirming all that such
	attorney-in-fact, or his or her substitute or substitutes, shall lawfully
	do or cause to be done by virtue of this Power of Attorney and the rights
	and powers herein granted.  The undersigned acknowledges that the foregoing
	attorneys-in-fact, in serving in such capacity at the request of the
	undersigned, are not assuming any of the undersigned?s responsibilities to
	comply with Section 16 of the Securities Exchange Act of 1934, as amended,
	and with the EU Market Abuse Regulation (2014/596/EU).This authorization
	shall remain in effect unless and until it is revoked in writing by the
	undersigned.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be
	executed as of this 17th day of June 2021.


						/s/ Nicholas Studer
						_______________________
						 Nicholas Studer